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                                                                    Exhibit 99.5

                           GUARANTY OF LEASE PAYMENTS

      WHEREAS, ASHWORTH ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of ASHWORTH, INC., a Delaware corporation (Ashworth, Inc. is hereinafter referred to as the "Guarantor"), acquired all of the membership interests (the "Interests") of Gekko, LLC, an Alabama limited liability company (the "Lessee") from Gekko's members (the "Members").

      WHEREAS, the Lessee has entered into that certain Amended and Restated Lease, dated July 6, 2004 (the "Lease") with 16 DOWNING, LLC, an Alabama limited liability company, as "lessor" therein (the "Lessor"), with respect to the property described on Exhibit "A" to the Lease (the "Premises");

      WHEREAS, the Members have refused to sell their Interests unless the Guarantor guaranties the Lease in the manner herein set forth; and

      WHEREAS, Guarantor, as the Lessee's parent company, is receiving a valuable benefit through the Lease.

      NOW, THEREFORE, to induce the Members to sell their Interests to Guarantor, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

      1. (a) The Guarantor unconditionally guaranties to the Lessor and any successors to the Lessor's interest in the Premises the full and punctual payment by the Lessee of all "Base Rent", Additional Rent", and other sums payable by the Lessee pursuant to the terms of the Lease to include, but not be limited to, all amounts related to taxes,

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insurance and repairs, as well as Lessee's indemnification obligation and accelerated rents upon default (collectively, "Rent").

            (b) If, at any time, default shall be made by the Lessee in the payment of Rent, the Guarantor will pay such sums in place and stead of the Lessee.

            (c) This is a guaranty of payment and not merely of collection. The liability of the Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Lessee or any other person, nor against securities or liens available to the Lessor, its successors, successors-in-title, endorsees, or assigns. Amounts due Lessor hereunder shall be without set-off.

      2. Any act of the Lessor, or the successors or assigns of the Lessor, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any manner or thing relating to the Lease, or the granting of any indulgences or extensions of time to the Lessee, may be done without releasing the obligations of the Guarantor hereunder.

      3. The obligations of the Guarantor hereunder shall not be released by Lessor's receipt or release of security given for the Lessee's payment of Rent; nor by any modification of the Lease.

      4. The Guarantor hereby subordinates, to the fullest extent possible, any and all rights, whether at law, in equity, by agreement or otherwise, to subrogation, indemnity, reimbursement, contribution, or any other similar claim, cause of action or remedy against Lessee that otherwise would arise out of the Guarantor's performance of its obligations to the Lessor under this Guaranty, to any claims of the Lessor. If any amount shall be paid to

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the Guarantor on account of such subrogation or other rights at any time the
Lessor is entitled to payments from the Lessee, such amount shall be held in trust for the benefit of the Lessor and shall forthwith be paid to the Lessor to be credited and applied to payment of the obligations guaranteed hereby, in accordance with the terms hereof.

      5. This Guaranty shall apply to the Lease, any extension or renewal thereof and to any holdover term following the term thereby granted or any extension or renewal thereof.

      6. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the Guarantor and the Lessor.

      8. The parties agree that this Guaranty is governed by the laws of the State of Alabama and that its enforcement shall be in the Circuit Court of Russell County, Alabama, the venue and jurisdiction of which the parties do hereby consent to.

      IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty of Lease Payments as of this 6th day of July 2004

                                           GUARANTOR:

                                           ASHWORTH, INC.

                                           By:  /s/ Randall L. Herrel, Sr.
                                                --------------------------------
                                                Title: CEO

                                           Attest:/s/ Halina Balys
                                                  -----------------------------
                                                  Title: Corporate Secretary

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